UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2016 (April 22, 2016)

WAVE SYNC CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY 10005
(Address of principal executive offices)

Registrant’s telephone number, including area code:  646-512-5855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Wave Sync Corp. announced today that Guangdong Branch (“CCB Guangdong”) of China Construction Bank, one of China’s four major banks, launched a pilot program to issue new audio bank cards embedded with our inlays. Under this pilot program, audio cards with our inlays, once applied for by the end-users, will be issued and distributed by CCB Guangdong to some of its 25 million customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 22, 2016	WAVE SYNC CORP.

	By:	/s/ Zuyue Xiang
	Name:	Zuyue Xiang
	Title:	Chief Executive Officer

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